Exhibit 99.906 CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Oaktree Asset-Backed Income Fund Inc., does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Oaktree Asset-Backed Income Fund Inc. for the period ended June 30, 2026 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Oaktree Asset-Backed Income Fund Inc. for the stated period.

/s/ Brian F. Hurley	/s/ Casey P. Tushaus
Brian F. Hurley	Casey P. Tushaus
Principal Executive Officer,	Principal Financial Officer,
Oaktree Asset-Backed Income Fund Inc.	Oaktree Asset-Backed Income Fund Inc.

Dated: September 3, 2026

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Oaktree Asset-Backed Income Fund Inc. for purposes of Section 18 of the Securities Exchange Act of 1934.